Exhibit 99.1

FOR IMMEDIATE RELEASE
July 22, 2024

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

Bethesda, MD - July 22, 2024 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended June 30, 2024.

SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS
•$(0.13) comprehensive loss per common share, comprised of:
◦$(0.11) net loss per common share
◦$(0.02) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.53 net spread and dollar roll income per common share1
◦Excludes $0.02 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates
•$8.40 tangible net book value per common share as of June 30, 2024
◦Decreased $(0.44) per common share, or -5.0%, from $8.84 per common share as of March 31, 2024
•$0.36 dividends declared per common share for the second quarter
•-0.9% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(0.44) decrease in tangible net book value per common share
OTHER SECOND QUARTER HIGHLIGHTS
•$66.0 billion investment portfolio as of June 30, 2024, comprised of:
◦$59.7 billion Agency MBS
◦$5.3 billion net forward purchases/(sales) of Agency MBS in the "to-be-announced" market ("TBA securities")
◦$1.0 billion credit risk transfer ("CRT") and non-Agency securities and other mortgage credit investments

AGNC Investment Corp.
July 22, 2024

•7.4x tangible net book value "at risk" leverage as of June 30, 2024
◦7.2x average tangible net book value "at risk" leverage for the quarter
•Unencumbered cash and Agency MBS totaled $5.3 billion as of June 30, 2024
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 65% of the Company's tangible equity as of June 30, 2024
•9.2% average projected portfolio life CPR as of June 30, 2024
◦7.1% actual portfolio CPR for the quarter
•2.69% annualized net interest spread for the quarter2
•Issued 45.8 million shares of common equity through At-the-Market ("ATM") Offerings for net proceeds of $434 million
___________
1.Represents a non-GAAP measure. Prior to the fourth quarter 2023, this measure was referred to as "net spread and dollar roll income, excluding 'catch-up' premium amortization cost/benefit, per common share." Please refer to the Reconciliation of GAAP Comprehensive Income (Loss) to Net Spread and Dollar Roll Income and Use of Non-GAAP Financial Information included in this release for additional information.
2.Please refer to Net Interest Spread Components by Funding Source included in this release for additional information regarding the Company's annualized net interest spread.

MANAGEMENT REMARKS
"The strong fixed income sector momentum that began in the fourth quarter of 2023 abated in the second quarter, as the Federal Reserve (the Fed) and market participants analyzed economic data for indications that the economy was slowing and inflation moderating" said Peter Federico, the Company's President and Chief Executive Officer. "In aggregate, consumer spending and confidence weakened, the labor market moved into better balance, and, most importantly, inflation measures resumed a downward trajectory toward the Fed's long run target. Despite the softening in these economic measures throughout the quarter, the Fed remained steadfast in its hawkish monetary policy stance. As a result, intra-quarter volatility increased, interest rates edged higher, and Agency MBS spreads to benchmark rates widened.
"Nevertheless, the longer-term outlook for Agency MBS remains very favorable and continues to provide reason for optimism. Agency MBS spreads have continued to trade in a range that is conducive to favorable long-term risk-adjusted returns for levered investors such as AGNC. At these levels, Agency MBS provide meaningful incremental yield relative to both U.S. Treasuries and investment grade corporate debt, which we anticipate will continue to drive demand for Agency MBS. Given persistent housing affordability challenges and historically slow prepayment speeds, the net supply of Agency MBS over the intermediate term will likely remain below previous projections. In light of the favorable supply-demand dynamic for Agency MBS and improving monetary policy outlook, we continue to be very optimistic about both the current returns and future prospects for our business."
"AGNC generated an economic return on tangible common equity of -0.9% during the quarter, comprised of $0.36 of dividends per common share and a $(0.44) decline in tangible net book value per common share," said Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "For the quarter, AGNC generated $0.53 per common share of net spread and dollar roll income. Our leverage increased moderately to 7.4x at the end of Q2, from 7.1x at the end of Q1, and, despite the increase in leverage, we maintained significant liquidity, ending the quarter with $5.3 billion of unencumbered cash and Agency MBS, or 65% of our tangible equity. Finally, we issued $434 million in common stock through our ATM program at a substantial premium to our tangible net book value, generating significant accretion for our stockholders."

AGNC Investment Corp.
July 22, 2024

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of June 30, 2024, the Company's tangible net book value per common share was $8.40 per share, a decrease of -5.0% for the quarter compared to $8.84 per share as of March 31, 2024. The Company's tangible net book value per common share excludes $526 million, or $0.69 and $0.73 per share, of goodwill as of June 30 and March 31, 2024, respectively.

INVESTMENT PORTFOLIO
As of June 30, 2024, the Company's investment portfolio totaled $66.0 billion, comprised of:
•$65.0 billion of Agency MBS and TBA securities, including:
◦$64.1 billion of fixed-rate securities, comprised of:
•$58.1 billion 30-year MBS,
•$5.3 billion 30-year TBA securities, net,
•$0.1 billion 15-year MBS,
•$0.1 billion 15-year TBA securities, and
•$0.5 billion 20-year MBS; and
◦$1.0 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.0 billion of CRT and non-Agency securities and other mortgage credit investments.
As of June 30, 2024, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 96% and less than 1%, respectively, of the Company's investment portfolio, compared to 95% and less than 1%, respectively, as of March 31, 2024.
As of June 30, 2024, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 4.95%, compared to 4.86% as of March 31, 2024, comprised of the following weighted average coupons:
•4.97% for 30-year fixed-rate securities;
•3.74% for 15-year fixed-rate securities; and
•3.10% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of June 30, 2024, such positions had a fair value of $5.3 billion and a GAAP net carrying value of $30 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $8.4 billion and $43 million, respectively, as of March 31, 2024.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of June 30, 2024 decreased to 9.2% from 10.4% as of March 31, 2024. The Company's weighted average CPR for the second quarter was 7.1%, compared to 5.7% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 101.7% of par value as of June 30, 2024. The Company's investment portfolio generated net premium amortization cost of $(28) million, or $(0.04) per common share, for the second quarter, which includes a

AGNC Investment Corp.
July 22, 2024

"catch-up" premium amortization benefit of $14 million, or $0.02 per common share, due to a decrease in the Company's CPR projections for certain securities acquired prior to the second quarter. This compares to net premium amortization cost for the prior quarter of $(37) million, or $(0.05) per common share, including a "catch-up" premium amortization benefit of $10 million, or $0.01 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 4.70% for the second quarter, compared to 4.53% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 4.60% for the second quarter, compared to 4.46% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the second quarter was 4.69%, compared to 4.56% for the prior quarter.
For the second quarter, the weighted average interest rate on the Company's repurchase agreements was 5.44%, compared to 5.45% for the prior quarter. For the second quarter, the Company’s TBA position had an implied financing cost of 5.11%, compared to 5.34% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the second quarter was 2.00%, compared to 1.58% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the second quarter was 2.69%, compared to 2.98% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the second quarter of $0.53 per common share, compared to $0.58 per common share for the prior quarter. Net spread and dollar roll income excludes $0.02 and $0.01 per common share of estimated "catch-up" premium amortization benefit for the second quarter and prior quarter, respectively.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
July 22, 2024

LEVERAGE
As of June 30, 2024, $54.6 billion of repurchase agreements, $5.3 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $2.3 billion, of the Company's repurchase agreements was used to fund short-term purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.4x as of June 30, 2024, compared to 7.1x as of March 31, 2024. The Company's average "at risk" leverage ratio for the second quarter was 7.2x tangible net book value, compared to 7.0x for the prior quarter.
As of June 30, 2024, the Company's repurchase agreements used to fund its investment portfolio ("Investment Securities Repo") had a weighted average interest rate of 5.50%, compared to 5.46% as of March 31, 2024, and a weighted average remaining maturity of 27 days, compared to 22 days as of March 31, 2024. As of June 30, 2024, $26.7 billion, or 49%, of the Company's Investment Securities Repo was funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.

HEDGING ACTIVITIES
As of June 30, 2024, interest rate swaps, swaptions, U.S. Treasury positions and other interest rate hedges equaled 98% of the Company's outstanding balance of Investment Securities Repo, TBA position and other debt, compared to 99% as of March 31, 2024.
As of June 30, 2024, the Company's pay fixed interest rate swap position totaled $48.7 billion in notional amount, had an average fixed pay rate of 1.43%, an average floating receive rate of 5.33% and an average maturity of 4.4 years, compared to $44.4 billion, 0.97%, 5.34% and 3.8 years, respectively, as of March 31, 2024. As of June 30, 2024, the Company had no receive fixed interest rate swaps outstanding, compared to $1.0 billion in notional amount outstanding as of March 31, 2024, which had an average fixed receive rate of 4.65%, an average floating pay rate of 5.34%, and an average maturity of 1.3 years.
As of June 30, 2024, the Company had receiver swaptions totaling $0.2 billion, a two-year swap equivalent long SOFR futures position of $0.6 billion and a net short U.S. Treasury position of $10.9 billion outstanding, compared to $0.2 billion, $0.7 billion and $13.8 billion, respectively, as of March 31, 2024.

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net loss of $(21) million in other gain (loss), net, or $(0.03) per common share, compared to a net gain of $497 million, or $0.71 per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:
•$(115) million of net realized losses on sales of investment securities;
•$(261) million of net unrealized losses on investment securities measured at fair value through net income;
•$494 million of interest rate swap periodic income;
•$(315) million of net losses on interest rate swaps;
•$(3) million of net losses on SOFR futures;

AGNC Investment Corp.
July 22, 2024

•$240 million of net gains on U.S. Treasury positions;
•$5 million of TBA dollar roll income;
•$(34) million of net mark-to-market losses on TBA securities; and
•$(32) million of other interest income (expense), net.

OTHER COMPREHENSIVE LOSS
During the second quarter, the Company recorded other comprehensive loss of $(18) million, or $(0.02) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $(77) million, or $(0.11) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the second quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of April 30, May 31, and June 28, 2024, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the second quarter of 2024, the Company has declared a total of $13.4 billion in common stock dividends, or $47.92 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
July 22, 2024

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $54,999, $48,461, $49,575, $52,250 and $41,185, respectively)	$59,586	$53,615	$53,673	$55,758	$46,572
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	106	114	121	120	131
Credit risk transfer securities, at fair value (including pledged securities of $647, $722, $678, $709 and $664, respectively)	683	753	723	736	711
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $213, $245, $262, $253 and $283, respectively)	317	353	351	353	353
U.S. Treasury securities, at fair value (including pledged securities of $2,319, $1,825, $1,530, $246 and $1,523, respectively)	2,441	1,836	1,540	246	1,523
Cash and cash equivalents	530	505	518	493	716
Restricted cash	1,376	1,368	1,253	1,389	907
Derivative assets, at fair value	131	84	185	413	234
Receivable for investment securities sold (including pledged securities of $0, $5, $0, $273 and $148, respectively)	—	5	—	311	148
Receivable under reverse repurchase agreements	13,662	12,424	11,618	8,900	7,990
Goodwill	526	526	526	526	526
Other assets	327	293	1,088	746	707
Total assets	$79,685	$71,876	$71,596	$69,991	$60,518
Liabilities:
Repurchase agreements	$56,947	$49,971	$50,426	$52,107	$42,029
Debt of consolidated variable interest entities, at fair value	71	76	80	80	87
Payable for investment securities purchased	208	636	210	701	1,901
Derivative liabilities, at fair value	64	65	362	80	117
Dividends payable	125	118	115	109	103
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	13,248	12,115	10,894	9,022	7,970
Accounts payable and other liabilities	370	317	1,252	442	433
Total liabilities	71,033	63,298	63,339	62,541	52,640
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688	1,634	1,634	1,634	1,634	1,634
Common stock - $0.01 par value; 766.1, 720.3, 694.3, 648.0 and 603.3 shares issued and outstanding, respectively	8	7	7	6	6
Additional paid-in capital	15,960	15,521	15,281	14,901	14,466
Retained deficit	(8,338)	(7,990)	(8,148)	(8,283)	(7,633)
Accumulated other comprehensive loss	(612)	(594)	(517)	(808)	(595)
Total stockholders' equity	8,652	8,578	8,257	7,450	7,878
Total liabilities and stockholders' equity	$79,685	$71,876	$71,596	$69,991	$60,518

Tangible net book value per common share [1]	$8.40	$8.84	$8.70	$8.08	$9.39

AGNC Investment Corp.
July 22, 2024

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income:
Interest income	$695	$642	$640	$593	$457
Interest expense	698	672	666	646	526
Net interest income (expense)	(3)	(30)	(26)	(53)	(69)
Other gain (loss), net:
Realized loss on sale of investment securities, net	(115)	(91)	(697)	(534)	(255)
Unrealized (loss) gain on investment securities measured at fair value through net income, net	(261)	(471)	2,803	(1,356)	(363)
Gain (loss) on derivative instruments and other investments, net	355	1,059	(1,640)	1,574	996
Total other (loss) gain, net	(21)	497	466	(316)	378
Expenses:
Compensation and benefits	15	16	20	14	14
Other operating expense	9	8	8	9	9
Total operating expense	24	24	28	23	23
Net income (loss)	(48)	443	412	(392)	286
Dividend on preferred stock	32	31	31	31	31
Net income (loss) available (attributable) to common stockholders	$(80)	$412	$381	$(423)	$255

Net income (loss)	$(48)	$443	$412	$(392)	$286
Unrealized loss on investment securities measured at fair value through other comprehensive income (loss), net	(18)	(77)	291	(213)	(65)
Comprehensive income (loss)	(66)	366	703	(605)	221
Dividend on preferred stock	32	31	31	31	31
Comprehensive income (loss) available (attributable) to common stockholders	$(98)	$335	$672	$(636)	$190

Weighted average number of common shares outstanding - basic	740.0	702.2	672.3	622.0	598.8
Weighted average number of common shares outstanding - diluted	740.0	704.2	674.0	622.0	599.7
Net income (loss) per common share - basic	$(0.11)	$0.59	$0.57	$(0.68)	$0.43
Net income (loss) per common share - diluted	$(0.11)	$0.59	$0.57	$(0.68)	$0.43
Comprehensive income (loss) per common share - basic	$(0.13)	$0.48	$1.00	$(1.02)	$0.32
Comprehensive income (loss) per common share - diluted	$(0.13)	$0.48	$1.00	$(1.02)	$0.32
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
July 22, 2024

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Comprehensive income (loss) available (attributable) to common stockholders	$(98)	$335	$672	$(636)	$190
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized loss on sale of investment securities, net	115	91	697	534	255
Unrealized (gain) loss on investment securities measured at fair value through net income, net	261	471	(2,803)	1,356	363
(Gain) loss on derivative instruments and other securities, net	(355)	(1,059)	1,640	(1,574)	(996)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	18	77	(291)	213	65
Other adjustments:
Estimated "catch up" premium amortization benefit due to change in CPR forecast [3]	(14)	(10)	(32)	(31)	(11)
TBA dollar roll income [4,5]	5	—	7	—	6
Interest rate swap periodic income, net [4,6]	494	536	548	583	567
Other interest income (expense), net [4,7]	(32)	(35)	(36)	(42)	(35)
Net spread and dollar roll income available to common stockholders	$394	$406	$402	$403	$404

Weighted average number of common shares outstanding - basic	740.0	702.2	672.3	622.0	598.8
Weighted average number of common shares outstanding - diluted	741.9	704.2	674.0	623.3	599.7
Net spread and dollar roll income per common share - basic	$0.53	$0.58	$0.60	$0.65	$0.67
Net spread and dollar roll income per common share - diluted	$0.53	$0.58	$0.60	$0.65	$0.67

AGNC Investment Corp.
July 22, 2024

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Adjusted net interest and dollar roll income:
Economic interest income:
Investment securities - GAAP interest income [8]	$695	$642	$640	$593	$457
Estimated "catch-up" premium amortization benefit due to change in CPR forecast [3]	(14)	(10)	(32)	(31)	(11)
TBA dollar roll income - implied interest income [4,9]	93	84	76	99	129
Economic interest income	774	716	684	661	575
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(698)	(672)	(666)	(646)	(526)
TBA dollar roll income - implied interest expense [4,10]	(88)	(84)	(69)	(99)	(123)
Interest rate swap periodic income, net [4,6]	494	536	548	583	567
Economic interest expense	(292)	(220)	(187)	(162)	(82)
Adjusted net interest and dollar roll income	$482	$496	$497	$499	$493

Net interest spread:
Average asset yield:
Investment securities - average asset yield	4.70%	4.53%	4.55%	4.26%	3.72%
Estimated "catch-up" premium amortization benefit due to change in CPR forecast	(0.10)%	(0.07)%	(0.22)%	(0.22)%	(0.09)%
Investment securities average asset yield, excluding "catch-up" premium amortization	4.60%	4.46%	4.33%	4.04%	3.63%
TBA securities - average implied asset yield [9]	5.47%	5.40%	6.09%	5.40%	5.18%
Average asset yield [11]	4.69%	4.56%	4.47%	4.20%	3.89%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	5.44%	5.45%	5.48%	5.37%	5.01%
TBA securities - average implied funding cost [10]	5.11%	5.34%	5.37%	5.28%	4.89%
Average cost of funds, before interest rate swap periodic income, net [11]	5.39%	5.44%	5.47%	5.36%	4.98%
Interest rate swap periodic income, net [12]	(3.39)%	(3.86)%	(4.08)%	(4.19)%	(4.35)%
Average total cost of funds [13]	2.00%	1.58%	1.39%	1.17%	0.63%
Average net interest spread	2.69%	2.98%	3.08%	3.03%	3.26%

AGNC Investment Corp.
July 22, 2024

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Investment securities: [8]
Fixed-rate Agency MBS, at fair value - as of period end	$58,729	$52,767	$53,161	$55,408	$46,250
Other Agency MBS, at fair value - as of period end	$963	$962	$633	$470	$453
Credit risk transfer securities, at fair value - as of period end	$683	$753	$723	$736	$711
Non-Agency MBS, at fair value - as of period end [14]	$257	$294	$307	$308	$325
Total investment securities, at fair value - as of period end	$60,632	$54,776	$54,824	$56,922	$47,739
Total investment securities, at cost - as of period end	$63,599	$57,464	$56,965	$62,156	$51,406
Total investment securities, at par - as of period end	$62,549	$56,287	$55,760	$61,034	$50,030
Average investment securities, at cost	$59,198	$56,664	$56,228	$55,665	$49,119
Average investment securities, at par	$58,066	$55,455	$55,039	$54,387	$47,711
TBA securities: [15]
Net TBA portfolio - as of period end, at fair value	$5,348	$8,448	$5,354	$2,376	$10,228
Net TBA portfolio - as of period end, at cost	$5,318	$8,405	$5,288	$2,407	$10,320
Net TBA portfolio - as of period end, carrying value	$30	$43	$66	$(31)	$(92)
Average net TBA portfolio, at cost	$6,805	$6,190	$4,993	$7,340	$9,985
Average repurchase agreements and other debt [16]	$50,784	$48,730	$47,548	$47,073	$41,546
Average stockholders' equity [17]	$8,481	$8,328	$7,660	$7,758	$7,712
Tangible net book value per common share [1]	$8.40	$8.84	$8.70	$8.08	$9.39
Tangible net book value "at risk" leverage - average [18]	7.2:1	7.0:1	7.4:1	7.5:1	7.2:1
Tangible net book value "at risk" leverage - as of period end [19]	7.4:1	7.1:1	7.0:1	7.9:1	7.2:1

Key Performance Statistics:
Investment securities: [8]
Average coupon	4.98%	4.90%	4.77%	4.51%	4.21%
Average asset yield	4.70%	4.53%	4.55%	4.26%	3.72%
Average asset yield, excluding "catch-up" premium amortization	4.60%	4.46%	4.33%	4.04%	3.63%
Average coupon - as of period end	5.02%	4.93%	4.86%	4.73%	4.33%
Average asset yield - as of period end	4.70%	4.52%	4.41%	4.37%	3.78%
Average actual CPR for securities held during the period	7.1%	5.7%	6.2%	7.1%	6.6%
Average forecasted CPR - as of period end	9.2%	10.4%	11.4%	8.3%	9.8%
Total premium amortization cost	$(28)	$(37)	$(16)	$(20)	$(45)
TBA securities:
Average coupon - as of period end [20]	5.27%	5.22%	5.54%	5.83%	5.25%
Average implied asset yield [9]	5.47%	5.40%	6.09%	5.40%	5.18%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [11]	4.69%	4.56%	4.47%	4.20%	3.89%
Cost of funds:
Repurchase agreements - average funding cost	5.44%	5.45%	5.48%	5.37%	5.01%
TBA securities - average implied funding cost [10]	5.11%	5.34%	5.37%	5.28%	4.89%
Interest rate swaps - average periodic income [12]	(3.39)%	(3.86)%	(4.08)%	(4.19)%	(4.35)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [11,13]	2.00%	1.58%	1.39%	1.17%	0.63%
Repurchase agreements - average funding cost as of period end	5.50%	5.46%	5.60%	5.47%	5.23%
Interest rate swaps - average net pay/(receive) rate as of period end [21]	(3.90)%	(4.37)%	(4.80)%	(4.56)%	(4.53)%
Net interest spread:
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.69%	2.98%	3.08%	3.03%	3.26%
Expenses % of average stockholders' equity - annualized	1.13%	1.15%	1.46%	1.19%	1.19%
Economic return (loss) on tangible common equity - unannualized [22]	(0.9)%	5.7%	12.1%	(10.1)%	3.6%

AGNC Investment Corp.
July 22, 2024

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
4.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
5.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
6.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
7.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).
8.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
9.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 10) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average net TBA balance (cost basis) outstanding for the period.
10.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 5) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
11.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
12.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Investment Securities Repo, other debt and net TBA securities (at cost)).
13.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions, SOFR futures, and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
14.Non-Agency MBS, at fair value, excludes $60 million, $59 million, $44 million, $45 million and $28 million of other mortgage credit investments held as of June 30 and March 31, 2024 and December 31, September 30 and June 30, 2023, respectively.
15.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
16.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
17.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
18.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Investment Securities Repo, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
19.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Investment Securities Repo, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
20.Average TBA coupon is for the long TBA position only.
21.Includes forward starting swaps not yet in effect as of reported period-end.
22.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 23, 2024 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call

AGNC Investment Corp.
July 22, 2024

by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available in the Investors section of the Company's website at www.AGNC.com. Select the Q2 2024 Stockholder Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 23, 2024. In addition, there will be a phone recording available one hour after the call on July 23, 2024 through July 30, 2024. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 9622211.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.
AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $13 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing market, and our team has extensive experience managing mortgage assets across market cycles.
We use our website (www.AGNC.com) and AGNC’s LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission (“SEC”), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the

AGNC Investment Corp.
July 22, 2024

Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income"; "economic interest income" and "economic interest expense"; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures), (ii) exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and (iii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income/expense (GAAP measure) adjusted to exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure).
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income in its non-GAAP measures is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measures, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. Finally, the Company

AGNC Investment Corp.
July 22, 2024

believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income" is included in this release.